Exhibit 32

Certification

Pursuant to 18 U.S.C. Section 1350

As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Howard Bancorp, Inc., each hereby certify, to the best of his or her knowledge and belief, that:

1)	The quarterly Report of Howard Bancorp, Inc. on From 10-Q for the period ended June 30, 2019, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)	The information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Howard Bancorp, Inc.

Date August 9, 2019	By:	/s/ Mary Ann Scully
Mary Ann Scully
President, Chairman and Chief Executive Officer

	By:	/s/ George C. Coffman
George C. Coffman
Executive Vice President and Chief Financial Officer

This certification is made solely for the purpose of 18 U.S.C. Section 1350, and is not being filed as part of the Form 10-Q or as a separate disclosure document, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.